SECURITY AGREEMENT



THIS SECURITY AGREEMENT (this "Agreement") made as of this 1st day of February, 2001 between Fiserv Securities, Inc., (the "Secured Party"), with offices at One Commerce Square, 2005 Market Street, Philadelphia, PA 19103-3212 and First Montauk Financial Corp., (the "Company") at Parkway 109 Office Center, 328 Newman Springs Road, Red Bank, NJ 07701.

         The Amended Financial Agreement dated as of February 1, 2001 (the "Amended Financial Agreement") executed by the Company and the Secured Party, which is incorporated by reference hereto, provides, subject to its terms and conditions, for an advance to the Company for which the Company granted the Lien provided for in this Agreement,

         To induce the Secured Party to enter into, and to make the advances under, the Amended Financial Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company has agreed to pledge, assign and grant a security interest in the Collateral as security for the Secured Obligations. Accordingly, the Company agrees with the Secured Party as follows:


         1.   Definitions and Interpretation.
              ------------------------------

     1.1 Certain Defined Terms. The following terms shall have the following meanings under this Agreement:

     "Basic Document" shall mean the Amended Financial Agreement and this Agreement.

     "Code" shall mean the Uniform Commercial Code as in effect in the Commonwealth of Pennsylvania from time to time or, by reason of mandatory application, any other applicable jurisdiction.

     "Collateral" shall mean all right, title and interest of the Company in the shares of capital stock (the "Stock") held by the Company in the following subsidiary (the "Subsidiary") of the company: One Million (1,000,000) shares, which represents all issued and outstanding shares of First Montauk Securities Corp. (the "Stock").

     "Default" shall mean any event requiring a payment by Holding Corp. as provided in Sections 3, 4 and 6(c)of the Amended Financial Agreement.

     "Lien" shall mean, with respect to any property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such property or any agreement to give, or notice of, any of the foregoing.

     "Secured Obligations" shall mean any and all obligations of the Company for the payment of all amounts owed under the Amended Financial Agreement.

     1.2 Interpretation. In this Agreement, unless otherwise indicated, the singular includes the plural and plural the singular; words importing either gender include the other gender; references to statutes or regulations are to be construed as including all statutory or regulatory provisions consolidating, amending or replacing the statute or regulation referred to; references to "writing" include printing, typing, lithography and other means of reproducing words in a tangible visible form; the words "including," "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections), exhibits, annexes or schedules are to this Agreement; references to agreements and other contractual instruments shall be deemed to include all subsequent amendments, extensions and other modifications to such instruments (without, however, limiting any prohibition on any such amendments, extensions and other modifications by the terms of any such document); and references to persons or entities including their respective permitted successors and assigns.

         2.   Collateral.
              ----------

                  2.1 Grant. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) and performance of the Secured Obligations, the Company hereby pledges, assigns and grants to the Secured Party a security interest in all of the Company's right, title and interest in and to the Collateral.

                  2.2 Perfection. Concurrently with the execution and delivery of this Agreement, the Company shall (i) file such financing statements and other documents in such offices as the Secured Party may reasonably request in writing to perfect and establish the Lien granted by this Agreement, (ii) deliver to the attorneys for the Secured Party and pledge to the Secured Party certificates representing the Stock, and (iii) take all such other actions as shall be necessary or as the Secured Party may request to perfect and establish the priority of the Lien granted by this Agreement.

                  2.3   Rights and Obligations.
                        ----------------------

     (a) The exercise by the Secured Party of any right, remedy, power or privilege in respect of this Agreement shall not release the Company from any of its duties and obligations under the Amended Financial Agreement except to the extent such obligations are discharged by any remedy under this agreement utilized by the Secured Party.

     (b) No Lien granted by this Agreement in the Company's right, title and interest in any contract or agreement shall be deemed to be a consent by the Secured Party to any such contract or agreement.

     (c) No reference in this Agreement to proceeds or to the sale or other disposition of Collateral shall authorize the Company to sell or otherwise dispose of any Collateral.

     (d) The Secured Party shall not be required to take steps necessary to preserve any rights against prior parties to any part of the Collateral.

     3. Representations, Warranties and Covenants. As of the date of this Agreement, the Company represents, warrants and covenants to the Secured Party as follows:

     3.1 Title. The Company is the sole beneficial owner of the Collateral in which it purports to grant a Lien pursuant to this Agreement, and such Collateral is free and clear of all Liens. The Lien granted by this Agreement in favor of the Secured Party has attached and constitutes a perfected security interest in all of such Collateral prior to all other Liens.

     3.2 Sales and Other Liens. The Company shall not dispose of any Collateral, create, incur, assume or suffer to exist any Lien upon any Collateral or file or suffer to be on file or authorize to be filed, in any jurisdiction, any financing statement or like instrument with respect to all or any part of the Collateral in which the Secured Party is not named as the sole secured party.

     3.3 Principal Place of Business. The Company's chief executive office and principal place of business is located at the address set forth below.

     3.4 Further Assurances. The Company agrees that, from time to time upon the written request of the Secured Party, the Company will execute and deliver such further documents and do such other acts and things as the Secured Party may reasonably request in order fully to effect the purposes of this Agreement.

     3.5 Stock and Future Issuances. The Stock constitutes all of the issued and outstanding shares of capital stock of the Subsidiary. No additional capital stock of the Subsidiary may be issued, and no transfer of all, or substantially all, of the assets of the Subsidiary shall be made for less than fair consideration, until the satisfaction of all obligations of the Company under the Amended Financial Agreement in full.

     4. Remedies.

     4.1 Events of Default, Etc. If any Default shall have occurred and be continuing:

     (a) The Secured Party in its discretion may, upon ten business days' prior written notice to the Company of the time and place, with respect to all or any part of the Collateral which shall then be or shall thereafter come into the possession, custody or control of the Secured Party or any of its agents, sell, or otherwise dispose of all or any part of such Collateral, at such place or places as the Secured Party deems best, for cash, for credit or for future delivery (without thereby assuming any credit risk) and at public or private sale, without demand of performance or notice of intention to effect any such disposition or of time or place of any such sale (except such notice as is required above or by applicable statute and cannot be waived), and the Secured Party or any other person or entity may be the purchaser, lessee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Company, any such demand, notice and right or equity being hereby expressly waived and released. The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned; and

     (b) The Secured Party shall have, and in its discretion may exercise, upon ten business days' prior written notice to the Company, all of the rights, remedies, powers and privileges with respect to the Collateral of a secured party under the Code (whether or not the Code is in effect in the jurisdiction where such rights, remedies, powers and privileges are asserted) and such additional rights, remedies, powers and privileges to which a secured party is entitled under the laws in effect in any jurisdiction where any rights, remedies, powers and privileges in respect of this Agreement or the Collateral may be asserted, including the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Secured Party were the sole and absolute owner of the Collateral (and the Company agrees to take all such action as may be appropriate to give effect to such right).

The proceeds of, and other realization upon, the Collateral by virtue of the exercise of remedies under this Section 4.1 shall be applied in accordance with
Section 4.4.

     4.2 Deficiency. If the proceeds of, or other realization upon, the Collateral by virtue of the exercise of remedies under Section 4.1 are insufficient to cover the costs and expenses of such exercise and the payment in full of the other Secured Obligations, the Company shall remain liable for any deficiency.

     4.3 Private Sale.

     (a) The Secured Party shall incur no liability as a result of the sale, lease or other disposition of all or any part of the Collateral at any private sale pursuant to Section 4.1 conducted in a commercially reasonable manner. The Company hereby waives any claims against the Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Secured Party accepts the first offer received and does not offer the Collateral to more than one offeree.

     (b) The Company recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933 and applicable state securities laws, the Secured Party may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to distribution or resale. The Company acknowledges that any such private sales may be at prices and on terms less favorable to the Secured Party than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agree that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Secured Party shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective Issuer of such Collateral to register it for public sale.

     4.4 Application of Proceeds. Except as otherwise expressly provided in this Agreement and except as provided below in this Section 4.4, the proceeds of, or other realization upon, all or any part of the Collateral by virtue of the exercise of remedies under Section 4.1 and any other cash at the time held by the Secured Party under this Agreement, shall be applied by the Secured Party:

     First, to the payment of the costs and expenses of such exercise of remedies, including reasonable out-of-pocket costs and expenses of the Secured Party, the fees and expenses of its agents and counsel and all other expenses incurred and advances made by the Secured Party in that connection;

     Next, to the payment in full of the remaining Secured Obligations in such manner as the Secured Party may determine; and

     Finally, to the payment to the Company, or its respective successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

     As used in this Section 4, "proceeds" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any property received under any bankruptcy, reorganization or other similar proceeding as to the Company or any issuer of, or account debtor or other obligor on, any of the Collateral.

     5. Miscellaneous.

     5.1 Waiver. No failure on the part of the Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, remedy, power or privilege under this Agreement shall operate as a waiver of such right, remedy, power or privilege, nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise of any such right, remedy, power or privilege or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     5.2 Notices. All notices and communications to be given under this Agreement shall be given or made in writing to the intended recipient at the address specified below or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopier, delivered to the telegraph or cable office or personally delivered or, in the case of a mailed notice, upon receipt, in each case, given or addressed as provided in this Section 5.2:

                  As to the Introducing Firm:

                           Mr. William Kurinsky, CFO and COO
                           First Montauk Securities Corp.
                           328 Newman Springs Road
                           Parkway 109 Office Center
                           Red Bank, NJ  07701

                  As to the Clearing Agent:

                           Mr. Lawrence E. Donato, President
                           Fiserv Securities, Inc.
                           One Commerce Square
                           2005 Market Street
                           Philadelphia, PA 19103-3212

                  As to the Holding Corp.:

                           Mr. William Kurinsky, CFO and COO
                           First Montauk Financial Corp.
                           328 Newman Springs Road
                           Parkway 109 Office Center
                           Red Bank, NJ  07701

                    With a copy to:

                           Mr. Scott M. Donnini, VP, General Counsel & Secretary Fiserv Securities, Inc.
                           One Commerce Square
                           2005 Market Street
                           Philadelphia, PA  19103-3212

                           Mr. Paul A. Lieberman-General Counsel
                           First Montauk Securities Corp.
                           Parkway 109 Office Center
                           328 Newman Springs Road
                           Red Bank, NJ  07701

                           Victor J. DiGioia
                           Goldstein & DiGioia, LLP
                           369 Lexington Avenue
                           New York, NY 10017


                  5.3 Expenses, Etc. The Company agrees to pay or to reimburse the Secured Party for all costs and expenses (including reasonable attorney's fees and expenses) that may be incurred by the Secured Party in any effort to enforce any of the provisions of Section 4 or any of the obligations of the Company in respect of the Collateral or in connection with (a) the preservation of the Lien of, or the rights of the Secured Party under this Agreement or (b) any actual or attempted sale, lease, disposition, exchange, collection, compromise, settlement or other realization in respect of, or care of, the Collateral, including all such costs and expenses (and reasonable attorney's fees and expenses) incurred in any bankruptcy, reorganization, workout or other similar proceeding relating to the Company.

                  5.4 Amendments, Etc. Any provision of this Agreement may be modified, supplemented or waived only by an instrument in writing duly executed by the Company and the Secured Party. Any such modification, supplement or waiver shall be for such period and subject to such conditions as shall be specified in the instrument effecting the same and shall be binding upon the Secured Party, each holder of any of the Secured Obligations and the Company, and any such waiver shall be effective only in the specific instance and for the purposes for which given.

                  5.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company, the Secured Party and each holder of any of the Secured Obligations and their respective successors and permitted assigns. The Company shall not assign or transfer its rights under this Agreement without the prior written consent of the Secured Party.

                  5.6 Survival. All representations and warranties made in this Agreement or in any certificate or other document delivered pursuant to or in connection with this Agreement shall survive the execution and delivery of this Agreement or such certificate or other document (as the case may be) or any deemed repetition of any such representation or warranty.

                  5.7 Agreements Superseded. This Agreement supersedes all prior agreements and understandings, written or oral, among the parties with respect to the subject matter of this Agreement, except for the Amended Financial Agreement and the Clearing Agreement entered into and between the Secured Party and the Subsidiary dated May 8, 2000, as amended February 1, 2001.

                  5.8 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  5.9 GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE COMMONWEALTH OF PENNSYLVANIA. THE COMPANY HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE EASTERN DISTRICT OF PENNSYLVANIA AND OF ANY PENNSYLVANIA STATE COURT SITTING IN PENNSYLVANIA FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

First Montauk Financial Corp.               Fiserv Securities, Inc.

By: ____________________________            By: _______________________________

Title: _________________________            Title: ____________________________